UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               September 29, 2005
                        (Date of earliest event reported)



                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                  NEVADA                                20-2033200
                  ------                                ----------
     (State or other jurisdiction of          (IRS Employer Identification No.)
      incorporation or organization)

                                                            1311
                                                            ----
                                                (Primary Standard Industrial
                                                    Classification Code)

        675 BERING DRIVE, SUITE 200
               HOUSTON, TEXAS                              77057
               --------------                              -----
  (Address of principle executive offices)               (Zip Code)



                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 29, 2005, we renewed and extended our existing revolving credit facility with Fortuna Energy, LP ("Fortuna"). Copies of the Amended and Restated Revolving Credit Note and Amended and Restated Revolving Credit Agreement are attached hereto as Exhibits 10.2 and 10.3, respectively, and are hereinafter collectively referred to as the "Credit Facility". The significant revised terms of the Credit Facility are described below.

     The principal available under the revolving borrowing base is $10,000,000, which will bear interest at Wall Street Journal Prime plus three percent (3%) and mature on April 1, 2008. Principal cannot be drawn under the Credit Facility after October 1, 2007. Each advance of principal under the Credit Facility is treated as a separate loan and is repayable in six (6) interest-only installments, followed by up to twenty four (24) principal and interest installments based upon a 30-month amortization. Additionally, Fortuna shall charge quarter-annually a standby fee equal to one quarter of one percent (0.25%) of the funds available to be drawn, but not requested by us, unless the limitations imposed upon advances under the Credit Facility described below are then applicable. Prepayment is permitted in amounts of $100,000.00 each or more.

     The proceeds of each advance may be utilized for past, present or future acquisitions of oil and gas leases, including associated costs of technical review and analysis, drilling, reworking, production, transportation, marketing and plugging. The proceeds may also be used to fund all lender charges and fees, including legal fees of Fortuna's counsel. The funds are expected to be budgeted for and utilized on eight (8) separate target projects in Texas, Louisiana and Mississippi.

     At the time of these amendments to the Credit Facility, Fortuna's collateral included a first and prior lien on our existing Oklahoma oil and gas leases, our interest in the Gruman 18-1 well in North Dakota and our limited liability company membership interests in each of Anadarko Petrosearch, LLC and TK Petrosearch, LLC. Prior to these amendments, we sold our oil and gas leases in Fort Bend County, Texas and these assets were removed from the collateral associated with the Credit Facility. The remaining existing collateral remains unaffected by the amendments. As amended, the collateral for the Credit Facility further includes a first and prior lien on new oil and gas leases acquired with the funds derived from the Credit Facility, as well as the equipment on any well drilled with the funds derived from the Credit Facility. The Credit Facility is further secured by a pledge of our limited liability company membership interests in any existing or future subsidiary which is utilized to hold oil and gas leases acquired with the funds derived from the Credit Facility.

     Advances under the Credit Facility shall be made available only if, at the time of our request: (1) our Proved Developed Reserves at all times equal or exceed twenty-five percent (25%) of the outstanding principal and interest indebtedness; and (2) only if the principal balance under the Credit Facility following the requested advance is less than the sum of (i) actual costs of the oil and gas leases funded through the date of the requested draw with funds derived from the Credit Facility, and (ii) the sum of 75% of our Proved Developed Reserves and 50% of our Proved Undeveloped Reserves from all properties, serving as collateral, as reflected in the most recent reserve report prepared by an independent petroleum engineer with qualifications to provide such a report compliant with SEC standards. The terms Proved Developed Reserves and Proved Undeveloped Reserves are defined in Rule 4-10, Regulation S-X. The Credit Facility further requires that we update our reserve reports every six (6) months or earlier should the hypothetical price of hydrocarbons used in preparation of each of the most recent reserve reports decline by 15% or more. If there is a deficiency in these minimum reserve requirements, then we are required to pledge additional collateral or reduce the Credit Facility. Correspondingly, we may obtain a partial release of an item of collateral upon request if these minimum reserve requirements are satisfied after the release.

     Under the terms of the Credit Facility, we are required to offer Fortuna the opportunity to participate in up to 100%, but in no case less than 33.3% of any transaction that will be financed with full recourse debt financing. The percentage offered to Fortuna is at the sole discretion of the Company. Fortuna's right to participate in any proposed acquisition shall be limited to projects which Fortuna can fund to the full extent requested by us under the funding limitations as set forth in the Credit Facility, unless Fortuna and we mutually agree to modify the funding limitations so as to permit a funding by Fortuna in accordance with our request. Any future projects in which Fortuna agrees to participate in shall be subject to amending the documents to accommodate the project to be added.

     Under the Credit Facility, Fortuna will receive an overriding royalty equal to 2% of our net revenue interest in each oil and gas lease acquired or drilled with the funds derived from the Credit Facility. Fortuna also received 100,000 warrants to purchase shares of our common stock at an exercise price of $2.00 per share. A copy of the Warrant Agreement is attached hereto as Exhibit 10.1.

     As of September 29, 2005, the principal balance outstanding pursuant to the Credit Facility was $825,000.

A  copy  of the press release issued on September 30, 2005, is filed herewith as
Exhibit  99.1.


ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit Number          Description

10.1               Warrant Agreement with Fortuna Asset Management, LLC

10.2               Amended and Restated Revolving Credit Note

10.3               Amended and Restated Revolving Credit Agreement

99.1               Press release dated September 30, 2005

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PETROSEARCH ENERGY CORPORATION
Date:  October 3, 2005
                                    By:  /s/ Richard D. Dole
                                      ------------------------------------------
                                      Richard D. Dole
                                      Chief Executive Officer and President